Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share, of SouthWest Water Company, a Delaware corporation, unless and until a Reporting Person shall give written notice to the other Reporting Persons that it wishes to make separate Schedule 13D filings. The undersigned hereby further agree that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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SIGNATURES

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 12th day of March 2010.

SW MERGER ACQUISITION CORP.

By:	/s/ Dennis Clarke
Name:	Dennis Clarke
Title:	President

WATER ASSET MANAGEMENT, LLC

By:	/s/ Matthew J. Diserio
Name:	Matthew J. Diserio
Title:	President

TRF MASTER FUND (CAYMAN) LP

By: Water Investment Advisors (Cayman) Ltd., its General Partner

By:	/s/ Matthew J. Diserio
Name:	Matthew J. Diserio
Title:	Director

WATER INVESTMENT ADVISORS (CAYMAN) LTD.

By:	/s/ Matthew J. Diserio
Name:	Matthew J. Diserio
Title:	Director

/s/ Matthew J. Diserio
Matthew J. Diserio

/s/ Disque Deane Jr.
Disque Deane Jr.

IIF SUBWAY INVESTMENT LP

By: IIF WATER MANAGER LLC, its General Partner

By:	/s/ Dennis Clarke
Name:	Dennis Clarke
Title:	Managing Member

IIF WATER MANAGER LLC

By:	/s/ Dennis Clarke
Name:	Dennis Clarke
Title:	Managing Member